UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 24, 2008

(Exact name of registrant as specified in its charter)

Connecticut	1-15052	06-1541045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

157 Church Street, New Haven, Connecticut		06506
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number,
Including Area Code		(203) 499-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17           CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors

At its March 24, 2008 meeting, the Compensation and Executive Development Committee (CEDC) of the Board of Directors (Board) of UIL Holdings Corporation (UIL Holdings) approved, among other actions, the following:

1.
The CEDC approved targets and measures for annual incentives to be paid in 2009 for 2008 performance under the UIL Holdings Senior Executive Incentive Compensation Program to Messrs. James P. Torgerson, Richard J. Nicholas, Anthony J. Vallillo and Richard J. Reed and Ms. Linda L. Randell.  The annual incentive awards will become payable in cash, ranging individually from 37% to 70% of such executive annual base salary, if corporate performance goals are achieved at target related to (a) earnings per share, capital expenditures and cash flow of UIL Holdings, and (b) reliability and safety metrics of UIL Holdings’ principal business unit, The United Illuminating Company (UI).

2.	The CEDC made performance share grants under the UIL Holdings Long-Term Incentive Program, as detailed below:

Name	Position	Target Number of Performance Shares Granted
James P. Torgerson	President and Chief Executive Officer	22,830
Richard J. Nicholas	Executive Vice President and Chief Financial Officer	7,970
Linda L. Randell	Senior Vice President, General Counsel and Corporate Secretary	7,220
Anthony J. Vallillo	President and Chief Operating Officer, The United Illuminating Company	13,600
Richard J. Reed	Vice President Electric System, The United Illuminating Company	3,410

In general, the performance shares granted vest at the end of the three-year period ending December 31, 2010.  The issuance of performance shares upon vesting, if any, will be based upon the achievement of goals relating to UIL Holdings’ total shareholder return and net income over the three-year period ending December 31, 2010.  For all executives, the actual number of performance shares issued will be based on the level of performance achieved, but shall not exceed 110,175 performance shares.

3.
The CEDC approved increases effective April 1, 2008 in the base salary for the following executive officers, each of whose employment agreement provides for periodic evaluation of his or her base salary level.

•	Mr. Torgerson’s base salary increased to $625,000.
•	Mr. Nicholas’ base salary increased to $300,000.
•	Ms. Randell’s base salary increased to $290,000.
•	Mr. Vallillo’s base salary increased to $390,000.
•	Mr. Reed’s base salary increased to $228,000.

4.
As previously noted in a Form 8-K filed on January 10, 2006, Mr. Torgerson’s employment agreement entitled him to an annual grant of restricted stock equal to the number of shares which result from dividing 15% of his initial base salary by the fair market value of UIL Holdings common stock on this date, but limited to no more than 3,333 shares per year, with each annual grant vesting ratably over a five year period.  Based on the fair market value of UIL Holdings common stock, the CEDC approved a grant of 2,615 restricted shares.

5.
The CEDC also approved a one time grant to Mr. Vallillo of restricted stock valued at $400,000, with 50% vested at the end of a two-year period and the remaining 50% vested at the end of a three-year period provided Mr. Vallillo has been continuously employed by UI prior to the vesting date.  Based on the fair market value of UIL Holdings common stock, the CEDC approved a grant of 13,282 restricted shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UIL HOLDINGS CORPORATION
Registrant

Date: 03/27/08	By /s/ Steven P. Favuzza
Steven P. Favuzza
Vice President and Controller